EXHIBIT 99.1

PRESS RELEASE

FNF Reports Fourth Quarter 2003 EPS of $1.28 and Full-Year 2003 EPS of $6.19

Jacksonville, Fla. — (January 27, 2004) — Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products and outsourced services and solutions to financial institutions and the real estate industry, today reported operating results for the three and twelve-month periods ended December 31, 2003.

4th Quarter 2003	4th Quarter 2002

Net Earnings	Net Earnings

$196.2 million	$174.9 million
$1.28 per diluted share	$1.41 per diluted share

Twelve Months Ended December 31, 2003	Twelve Months Ended December 31, 2002

Net Earnings	Net Earnings

$861.8 million	$531.7 million
$6.19 per diluted share	$4.30 per diluted share

•	Revenue for the fourth quarter of 2003 was $2.0 billion, compared with $1.6 billion for the fourth quarter of 2002; full-year 2003 revenue was $7.7 billion compared to $5.1 billion for full-year 2002

•	The Company has expanded the disclosure in revenue line items on the income statement to better reflect both the existing operational structure and future strategic direction of the company; the Direct and Agency premiums and Escrow and other title-related fees line item descriptions have not changed; the new line item Financial institution processing and outsourcing (FIPO) includes the results of Fidelity Information Services (FIS), default management services, Eastern Software (loan origination system) and SoftPro (title production system); Real estate information services (REIS) consists of mortgage data products and services and other specialized real estate services such as 1031 exchange services, relocation services and mortgage aggregation; Specialty insurance includes flood insurance, home warranty and homeowners insurance; the Interest and investment income, Realized gains, net and Other income line item descriptions have not changed

•	Revenue from Financial institution processing and outsourcing was $290 million for the fourth quarter of 2003 versus $38 million for the fourth quarter of 2002 and $267 million (8.4 percent sequential quarterly growth) for the third quarter of 2003

•	Fidelity Information Services generated $237 million in revenue for the fourth quarter of 2003, a sequential increase of 9 percent over the third quarter 2003 FIS revenue of $217 million

•	Fidelity Information Services sequential organic revenue growth was 6.5 percent for the fourth quarter 2003 over the third quarter 2003

•	Real estate information services revenue was $137 million for the fourth quarter of 2003 compared with $105 million for the fourth quarter of 2002 and $162 million for the third quarter of 2003

•	Specialty insurance contributed $44 million for the fourth quarter of 2003 versus $14 million in the fourth quarter of 2002 and $33 million for the third quarter of 2003

•	Cash flow from operations was $297 million for the fourth quarter of 2003 and nearly $1.3 billion for full-year 2003

     The following table provides segment financial information for the three months ended December 31, 2003:

$ amounts in thousands	Title and Escrow	FIPO	REIS	Specialty Insurance	Corporate and Other	Total

Operating Revenue	$1,535,326	$289,783	$136,887	$44,188	$3,003	$2,009,187
Interest and Investment Income and Realized Gains/(Losses)	$29,919	($46)	$579	$306	$1,682	$32,440
Pre-Tax Income (Loss)	$262,297	$48,119 *	$23,741	$2,387	($18,677)	$317,867
Pre-Tax Margin	17.1%	16.6%	17.3%	5.4%	—	15.8%

*	Includes purchase price amortization of $6.6 million; Pre-Tax Income before the amortization was $54.8 million and Pre-Tax Margin was 18.9%

“This quarter capped the most successful year in the history of Fidelity National Financial,” said Chairman and Chief Executive Officer William P. Foley, II. “Revenue grew to $7.7 billion, net earnings were more than $860 million and cash flow from operations was nearly $1.3 billion. We also made significant progress on our strategy to diversify into financial institution processing and outsourcing, thereby increasing the recurring revenue and earnings streams of the Company and providing a more balanced financial profile in 2004 and beyond. Nearly twenty-five percent of our fourth quarter revenue came from non-title related operations or investment activity, with our goal to reach fifty percent over the next three years. Fidelity Information Services has performed beyond our expectations since the April acquisition, exceeding our annualized 10 percent organic revenue growth target in each of the third and fourth quarters of 2003.”

     The following table depicts monthly direct title and escrow orders opened and closed for the fourth quarter of both 2003 and 2002:

Month	Direct Orders Opened	Direct Orders Closed	Closing %

October 2003	298,900	289,200	97%
November 2003	230,400	206,600	90%
December 2003	238,300	230,800	97%

Fourth Quarter 2003	767,600	726,600	95%

Full Year 2003	4,820,700	3,694,000	77%

October 2002	385,000	258,000	67%
November 2002	318,700	229,300	72%
December 2002	290,100	265,200	91%

Fourth Quarter 2002	993,800	752,500	76%

Full Year 2002	3,228,300	2,290,300	71%

     “Order volumes during the fourth quarter remained strong,” said President Randy Quirk. “While we have clearly fallen from the refinance driven peak of the summer, we still opened roughly 12,000 orders per day. That order level, combined with our continued aggressive efforts to manage our cost structure, provides an attractive market where we can generate significant profits.”

     Fidelity National Financial, Inc., number 326 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. The Company had total revenue of more than $7.7 billion and earned more than $860 million in 2003, with cash flow from operations of nearly $1.3 billion for that same period. FNF is one of the world’s largest providers of information-based technology solutions and processing services to financial institutions and the mortgage and financial services industries through its subsidiary Fidelity Information Services, Inc. Fidelity Information Services processes nearly 50 percent of all U. S. residential mortgages, with balances exceeding $2.5 trillion, has processing and technology relationships with 46 of the top 50 U. S. banks and has clients in more than 50 countries who rely on its processing and outsourcing products and services. Additionally, FNF is the nation’s largest title insurance company and also provides other real estate-related services such as escrow, flood and tax certifications with life of loan monitoring, merged credit reporting, property valuations and appraisals, default management, relocation services, flood, homeowners and home warranty insurance, exchange intermediary services, mortgage loan aggregation and fulfillment, multiple listing services software, mortgage loan origination software, collateral scoring analytics and real property data. More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.

     This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

	(Unaudited)	(Unaudited)

Direct title premiums	$526,493	$502,537	$2,400,870	$1,610,792
Agency title premiums	727,628	636,776	2,337,381	1,936,937

Total title premiums	1,254,121	1,139,313	4,738,251	3,547,729
Escrow and other title-related fees	281,205	266,946	1,247,869	884,862

Total title and escrow	1,535,326	1,406,259	5,986,120	4,432,591
Financial institution processing and outsourcing	289,783	38,344	852,685	118,103
Real estate information services	136,887	104,923	559,984	371,956
Specialty insurance	44,188	13,568	135,231	46,061
Interest and investment income	14,965	18,307	60,345	74,577
Realized gains, net	17,475	3,511	106,385	15,459
Other income	3,003	5,057	14,465	23,893

Total revenue	2,041,627	1,589,969	7,715,215	5,082,640
Personnel costs	635,052	438,708	2,465,026	1,476,430
Other operating expenses	436,418	304,847	1,707,512	1,021,893
Agent commissions	570,410	500,637	1,823,241	1,521,573
Claim loss expense	68,976	56,970	255,694	177,391
Interest expense	12,904	8,054	43,103	34,053

Total expenses	1,723,760	1,309,216	6,294,576	4,231,340
Earnings before income taxes	317,867	280,753	1,420,639	851,300
Income tax expense	120,789	101,071	539,843	306,468
Minority interest	862	4,747	18,976	13,115

Net earnings	$196,216	$174,935	$861,820	$531,717

Net earnings per share — basic	$1.32	$1.46	$6.39	$4.46

Net earnings per share — diluted	$1.28	$1.41	$6.19	$4.30

Weighted average shares — basic	148,608	119,566	134,795	119,214

Weighted average shares — diluted	153,627	123,714	139,246	123,519

Direct orders opened	767,600	993,800	4,820,700	3,228,300
Direct orders closed	726,600	752,500	3,694,000	2,290,300
Fee Per File	$1,094	$1,007	$980	$1,064

SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	December 31,	December 31,
	2003	2002

	(Unaudited)

Cash and investment portfolio	$3,198,256	$3,048,415
Goodwill	1,926,478	996,613
Capitalized software	290,108	98,034
Other intangible assets	529,716	47,357
Total assets	7,311,959	5,245,951
Notes payable	659,186	493,458
Reserve for claim losses	940,217	887,973
Secured trust deposits	688,502	750,920
Total equity	3,873,359	2,253,936
Book value per share	25.85	18.84